Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Northside Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The annual report of the Company for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2006	/s/ J. Michael Allen
J. Michael Allen
Chief Executive Officer

Date: March 31, 2006	/s/ J. Dave DeVenny
J. Dave DeVenny
Chief Financial Officer